Exhibit 23

            Consents of Independent Public Accountants

G. BRAD BECKSTEAD
Certified Public Accountant
                                                330 E. Warm Springs
                                                Las Vegas, NV 89119
                                                       702.528.1984
                                                425.928.2877 (efax)





August 10, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of August 10, 2001, on the Financial Statements of Media and Entertainment.com, Inc. for the six months ending June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/G. Brad Beckstead, CPA

G. Brad Beckstead, CPA